EXHIBIT 99.1

Grant Park Fund Weekly Commentary
For the Week Ended August 16, 2013

Current Month				Rolling Performance*				Rolling Risk Metrics* (Sept 2008 – Aug 2013)
Class	Week ROR	MTD ROR	YTD ROR	1 yr Ann ROR	3 yr Ann ROR	5 yr Ann ROR	10 yr Ann ROR	Annualized ROR	Annualized Standard Deviation	Maximum Drawdown	Sharpe Ratio	Sortino Ratio
A	0.3%	-0.2%	-5.6%	-12.9%	-5.4%	-4.2%	0.4%	-4.2%	10.5%	-26.9%	-0.4	-0.5
B**	0.3%	-0.3%	-6.0%	-13.4%	-6.0%	-4.8%	-0.4%	-4.8%	10.5%	-29.0%	-0.4	-0.6
Legacy 1***	0.4%	-0.1%	-4.2%	-11.0%	-3.4%	N/A	N/A	-3.9%	10.4%	-21.0%	-0.3	-0.5
Legacy 2***	0.4%	-0.1%	-4.4%	-11.2%	-3.7%	N/A	N/A	-4.2%	10.4%	-21.6%	-0.4	-0.5
Global 1***	0.4%	-0.1%	-3.9%	-10.4%	-4.0%	N/A	N/A	-4.6%	9.9%	-20.1%	-0.4	-0.6
Global 2***	0.4%	-0.1%	-4.0%	-10.6%	-4.2%	N/A	N/A	-4.9%	9.9%	-21.1%	-0.5	-0.6
Global 3***	0.4%	-0.2%	-5.0%	-12.1%	-5.9%	N/A	N/A	-6.6%	9.9%	-26.9%	-0.6	-0.8

S&P 500 Total Return Index****	-2.0%	-1.6%	17.7%	20.3%	18.9%	7.6%	7.3%	7.6%	18.5%	-41.8%	0.5	0.6
Barclays Capital U.S. Long Gov Index****	-3.3%	-3.4%	-12.6%	-14.8%	2.0%	5.9%	6.4%	5.9%	13.9%	-15.6%	0.5	0.7
*	Performance metrics are calculated using month-to-date performance estimates. All performance data is subject to verification.
**	Units began trading in August 2003.
***	Units began trading in April 2009.
****	Index is unmanaged & is not available for direct investment. Please see Indices Overview (below) for more information. Weekly RORs are calculated using data acquired through Bloomberg.

Portfolio Positions by Sectors and Markets (Two largest positions within each sector)

	Portfolio for A, B and Legacy units					Portfolio for Global units
Sector	Sector		Market			Sector		Market
	Exposure	Position	Contract	Exposure	Position	Exposure	Position	Contract	Exposure	Position
COMMODITIES	26%					28%
Energy	12%	Long	Crude Oil	3.7%	Long	13%	Long	Crude Oil	3.9%	Long
			Brent Crude Oil	3.0%	Long			Brent Crude Oil	3.0%	Long
Grains/Foods	11%	Short	Corn	2.7%	Short	12%	Short	Corn	2.7%	Short
			Wheat	2.2%	Short			Wheat	2.4%	Short
Metals	3%	Long	Copper LME	0.7%	Short	3%	Short	Copper LME	0.8%	Short
			Platinum	0.4%	Long			Gold	0.5%	Short
FINANCIALS	74%					72%
Currencies	26%	Short $	Euro	4.0%	Long	23%	Short $	Euro	3.2%	Long
			Euro / Japanese Yen	2.8%	Long			Japanese Yen	2.6%	Short
Equities	26%	Long	S&P 500	4.0%	Long	27%	Long	S&P 500	4.2%	Long
			Dax Index	3.1%	Long			Dax Index	3.4%	Long
Fixed Income	22%	Short	Long Gilts	3.0%	Short	22%	Short	Long Gilts	3.2%	Short
			Bobl	2.9%	Short			Bobl	3.1%	Short

Market Commentary (Largest price movements within each sector)

Sector/Market
Energy
Natural gas prices rose in excess of 4% as U. S. supply data showed inventories rose less than expected and overall domestic demand increasing due to weather forecasts indicating sustained, higher temperatures across the U.S.  Crude oil and crude oil products experienced material price increases due to uncertainty about future supplies created by increasing civil unrest in the Middle East.

Grains/Foods
Corn prices gained more than 1% as USDA data showed smaller-than-expected supplies. Cotton prices appreciated by more than 4% as forecasts for unfavorable, sustained wet weather conditions in growing regions in the U.S. reduced overall supply estimates.

Metals
Silver prices surged by 14% as U.S. equities markets suffered losses and the U.S. dollar depreciated, which combined to increase the demand for safe haven assets. Gold prices gained on the same news.  Base metal markets rallied as data showed decreased output from suppliers of aluminum and copper around the world.

Currencies
The Japanese yen depreciated against counterpart currencies as positive export data helped to confirm the effectiveness of the Bank of Japan’s stimulus program.  The Canadian dollar appreciated by more than 1% as U.S. stocks and Treasuries suffered losses, which added to demand for safe haven currencies.

Equities
The S&P 500 suffered losses as earnings reports from U.S. companies were worse than expected and as investors debated whether or not the stock index is due for a correction.  The Hang Seng Index rallied by more than 3% after positive economic data out of China quelled fears of a continued slowdown of the country’s economy.

Fixed Income
The price for 30-Year U.S. Treasury bonds fell by more than 1% on speculation surrounding the timing of the tapering of the Federal Reserve’s Quantitative Easing program, pushing yields to their highest levels in two years.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES.  PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK, INCLUDING LIQUIDITY RISKS, NO SECONDARY MARKET EXISTS, RESTRICTIONS ON REDEMPTIONS, AND THE RISK OF FOREIGN SECURITIES.  THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE.  OFFERING BY PROSPECTUS ONLY.  INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL.  IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION.  DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.

Performance Chart

Barclays Capital U.S. Long Government Index (formerly Lehman Brothers U.S. Government Index:  Long Subset): A benchmark comprised of the Barclays Capital U.S. Treasury and U.S. Agency indices.  The U.S. Long Government Index includes Treasuries (public obligations of the U.S. Treasury that have remaining maturities of more than ten years) and U.S. agency debentures (publicly issued debt of U.S. Government agencies, quasi-federal corporations, and corporate or foreign debt guaranteed by the U.S. Government). The U.S. Government Index is a component of the Barclays Capital U.S. Government Index.

Compounded Annualized Rate of Return (ROR): This is the geometric 12-month mean that assumes the same rate of return for each 12-month period to arrive at the equivalent compound growth rate reflected in the actual return data.

Standard and Poor’s 500 Total Return Index (S&P 500 Index): A weighted index of the 500 stocks in the S&P 500 Index, which are chosen by Standard and Poor’s based on industry representation, liquidity, and stability.  The stocks in the S&P 500 Index are not the 500 largest companies; rather the index is designed to capture the returns of many different sectors of the U.S. economy.  The total return calculation includes the price-plus-gross cash dividend return.

Risk Metrics Chart

Drawdown: A drawdown is any losing period during an investment’s performance history. It is defined as the percent retrenchment from an equity peak to an equity valley. Maximum drawdown is simply the largest percentage drawdown that has occurred during the specified time frame. Grant Park’s drawdowns are computed based on month-end equity values.

Sharpe Ratio: A return/risk measure defined as the average incremental return of an investment over the risk free rate.

Sortino Ratio: A ratio developed to differentiate between good and bad volatility. The calculation provides a risk-adjusted measure of performance without penalizing for upward price changes.

Standard Deviation: Measures the dispersal or uncertainty in a random variable (in this case, investment returns). It measures the degree of variation of returns around the mean, or average, return. The higher the volatility of the investment returns, the higher the standard deviation will be. For this reason, standard deviation is often used as a measure of investment risk.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES.  PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK, INCLUDING LIQUIDITY RISKS, NO SECONDARY MARKET EXISTS, RESTRICTIONS ON REDEMPTIONS, AND THE RISK OF FOREIGN SECURITIES.  THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE.  OFFERING BY PROSPECTUS ONLY.  INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL.  IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION.  DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.